EXHIBIT A


                            NATIONAL FUEL GAS COMPANY
                                   CERTIFICATE




         The undersigned certifies that he is the duly designated and acting Assistant Secretary of National Fuel Gas Company, a New Jersey Corporation, and that the report on Form U-9C-3 for the previous quarter was filed with National Fuel Gas Company's interested State Commissions whose names and addresses are listed below:


                   State of New York Public Service Commission
                              3 Empire State Plaza
                           Albany, New York 12223-1350


                     Pennsylvania Public Utility Commission
                                  P.O. Box 3265
                              North Office Building
                         Harrisburg, Pennsylvania 17120




IN WITNESS WHEREOF, I have hereunto set my hand as of the 16th day of April, 1999.



                                          /s/ James R. Peterson
                                          --------------------------------------
                                          James R. Peterson
                                          Assistant Secretary